UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”) of RVL Pharmaceuticals plc (the “Company”) held on June 15, 2023, the Company’s shareholders voted on the following proposals:

•	Election of the directors of the Company, each to serve a term extending until the conclusion of the Company’s next annual general meeting of shareholders;

•	Ratification, in a non-binding advisory vote, of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023, and authorization, in a binding vote, of the Company’s board of directors (the “Board”), acting through the audit committee, to set the independent registered public accounting firm’s remuneration;

•	Approval of a waiver of offer obligations under Rule 9 of the Irish Takeover Rules to enable acquisition of shares by the Company’s major shareholders and certain members of its management team;

•	Granting to the Board an updated authority under Irish law to allot and issue shares, warrants, convertible instruments and options for a period of five years (the “directors’ allotment authority proposal”); and

•	If the directors’ allotment authority proposal is approved, granting to the Board an updated authority under Irish law to issue shares (including rights to acquire shares) for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance.

The final voting results for the Annual Meeting are as follows:

1. The Company’s shareholders elected Brian Markison, Joaquin Benes, David Burgstahler, Gregory L. Cowan, Michael DeBiasi, Alisa Lask, Sriram Venkataraman and Juan Vergez as directors, each to serve a term extending until the conclusion of the Company’s next annual general meeting of shareholders or until his or her successor is duly elected and qualified or until his or her death, resignation or removal, based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Brian Markison	48,284,130	157,057	48,241	15,751,489

Joaquin Benes	47,230,497	1,208,852	50,079	15,751,489

David Burgstahler	46,361,475	2,077,474	50,479	15,751,489

Gregory L. Cowan	48,160,922	278,427	50,079	15,751,489

Michael DeBiasi	48,162,869	276,330	50,229	15,751,489

Alisa Lask	48,262,357	153,989	73,082	15,751,489

Sriram Venkataraman	48,117,361	322,188	49,879	15,751,489

Juan Vergez	47,197,197	1,241,952	50,279	15,751,489

2. The Company’s shareholders ratified, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023, and authorized, in a binding vote, the Company’s Board, acting through the audit committee, to set the independent registered public accounting firm’s remuneration, based on the following votes:

For	Against	Abstain
63,972,034	209,250	59,633

3. The independent shareholders approved a waiver of offer obligations under Rule 9 of the Irish Takeover Rules to enable acquisition of shares by the Company’s major shareholders and certain members of its management team, based on the following votes:

For	Against	Abstain
36,568,508	390,152	2,245,474

4. The Company’s shareholders granted the Board an updated authority under Irish law to allot and issue shares, warrants, convertible instruments and options for a period of five years, based on the following votes:

For	Against	Abstain
56,356,055	7,827,974	56,888

5. Following the approval of the directors’ allotment authority proposal, the Company’s shareholders granted the Board an updated authority under Irish law to issue shares (including rights to acquire shares) for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance, based on the following votes:

For	Against	Abstain
56,159,881	7,980,385	100,651

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: June 16, 2023	By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer